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                                                                     EXHIBIT 4.1


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                          MINDSPRING ENTERPRISES, INC.

                                       AND

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                   as Trustee

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                          FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF APRIL 14, 1999

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               Supplement to Indenture dated as of April 14, 1999
                         (Subordinated Debt Securities)





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                          FIRST SUPPLEMENTAL INDENTURE

       FIRST SUPPLEMENTAL INDENTURE, dated as of April 14, 1999 by and between MINDSPRING ENTERPRISES, INC., a Delaware corporation (hereinafter called the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a bank and trust company organized under the New York Banking Law (hereafter called the "Trustee"), having a Corporate Trust Office at 114 West 47th Street, New York, New York, 10036, as Trustee under the Indenture (as hereinafter defined).

                                    RECITALS

              WHEREAS, the Company and the Trustee have as of April 14, 1999 entered into an Indenture, (hereinafter called the "Indenture;" all capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Indenture) providing for the issuance by the Company from time to time of its subordinated debt securities;

              WHEREAS, no Securities have been issued under the Indenture and there do not currently exist any Holders;

              WHEREAS, THE Company desires to issue one series of convertible subordinated debt securities under the Indenture, and has duly authorized the creation and issuance of such debt securities and the execution and delivery of this First Supplemental Indenture to modify the Indenture and provide certain additional provisions as hereinafter described;

              WHEREAS, the Company and the Trustee deem it advisable to enter into this First Supplemental Indenture for the purposes of establishing the terms of such debt securities and providing for the rights, obligations and duties of the Trustee with respect to such debt securities;

              WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by a resolution of the Board of Directors of the Company;

              WHEREAS, concurrent with the execution hereof, the Company has delivered an Officers' Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel or a reliance letter upon an opinion of counsel; and

              WHEREAS, all conditions and requirements of the Indenture necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

              NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

              For and in consideration of the mutual premises and agreements herein contained, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE ONE

                              CREATION OF THE NOTES

              SECTION 1.1. DESIGNATION OF SERIES. Pursuant to the terms hereof and Sections 201 and 301 of the Indenture, the Company hereby creates a series of its debt securities designated as the "5% Convertible Subordinated Notes due 2006" (the "Notes"), which Notes shall be deemed "Securities" for all purposes under the Indenture.

              SECTION 1.2. FORM OF NOTES. The definitive form of the Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and

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made part hereof. The Notes shall bear interest, be payable and have such other terms as are stated in the form of definitive Note or in the Indenture, as supplemented by this First Supplemental Indenture. The Stated Maturity of the Notes shall be April 15, 2006.

              SECTION 1.3. LIMIT ON AMOUNT OF SERIES. The Notes shall not exceed U.S.$179,975,000 in aggregate principal amount, and may, upon the execution and delivery of this First Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chief Executive Officer, President or one of its Executive Vice Presidents and by its Chief Financial Officer or Controller, without further action by the Company.

              SECTION 1.4. CERTIFICATE OF AUTHENTICATION. The Trustee's certificate of authentication to be borne on the Notes shall be substantially as provided in the Form of Note attached hereto as Exhibit A.

              SECTION 1.5. NO SINKING FUND. No sinking fund will be provided with respect to the Notes.

                                   ARTICLE TWO

                               CONVERSION OF NOTES

              SECTION 2.1. APPLICABILITY OF CONVERSION PROVISIONS. Pursuant to
Section 301(24) of the Indenture, the Notes will be convertible in accordance with the provisions of, and pursuant to, Article Sixteen of the Indenture.

              SECTION 2.2. CONVERSION RATE. The rate at which shares of Common Stock shall be delivered upon conversion (the "Conversion Rate") shall be initially 8.00 shares of Common Stock for each $1,000 principal amount of Notes. The Conversion Rate shall be adjusted in certain instances as provided in
Section 1605 of the Indenture.

                                  ARTICLE THREE

                    APPOINTMENT OF THE TRUSTEE FOR THE NOTES

              SECTION 3.1. APPOINTMENT OF TRUSTEE. Pursuant and subject to the Indenture, the Company and the Trustee hereby constitute the Trustee as trustee to act on behalf of the Holders of the Notes, and as the principal Paying Agent and Security Registrar for the Notes, effective upon execution and delivery of this First Supplemental Indenture. By execution, acknowledgment and delivery of this First Supplemental Indenture, the Trustee hereby accepts appointment as trustee, Paying Agent, Conversion Agent and Security Registrar with respect to the Notes, and agrees to perform such trusts upon the terms and conditions in the Indenture and in this First Supplemental Indenture set forth.

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              SECTION 3.2. RIGHTS, POWERS, DUTIES AND OBLIGATIONS OF THE
TRUSTEE. Any rights, powers, duties and obligations by any provisions of the Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Notes.

                                  ARTICLE FOUR

                                   DEFEASANCE

              SECTION 4.1. DEFEASANCE APPLICABLE TO NOTES. Pursuant to Section 301(19) and Section 1301 of the Indenture, the Company will have the option of defeasance of the Notes under Section 1302 of the Indenture upon the terms and conditions contained in Article Thirteen of the Indenture; provided, however, that the Company shall not have the option of covenant defeasance, as described in Section 1303 of the Indenture, with respect to the Notes.

                                  ARTICLE FIVE

                                EVENTS OF DEFAULT

              SECTION 5.1. ADDITIONAL EVENT OF DEFAULT. Pursuant to Section 301(25) of the Indenture, so long as any of the Notes are Outstanding, the following events shall be an Event of Default with respect to the Notes, in addition to the Events of Default contained in Section 501 of the Indenture:

              "(1) Failure by the Company to give a Company Notice in accordance with Article Eight of the First Supplemental Indenture, whether or not such payment is prohibited by the subordination provisions of the Notes, the Indenture or the First Supplemental Indenture or (2) default in the performance, or breach, of any other provision described in the First Supplemental Indenture, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail to the Company, by the Trustee or to the Company, and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes under the First Supplemental Indenture a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture."

              SECTION 5.2. NOTICE OF DEFAULT OR EVENT OF DEFAULT. The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after an officer of Company becomes aware of the occurrence of any Event of Default or any event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.

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                                   ARTICLE SIX

                               REDEMPTION OF NOTES

       Pursuant to Section 301(7) and Section 1101 of the Indenture, so long as any of the Notes are Outstanding, the following provisions shall be applicable to the Notes:

              SECTION 6.1. RIGHT OF REDEMPTION.

             (a) Provisional Redemption by the Company. The Notes may be redeemed by the Company (a "Provisional Redemption"), in whole or in part, at any time prior to April 15, 2002, upon notice as set forth in Section 1104 of the Indenture, at a redemption price equal to $1,000 per $1,000 principal amount of Notes to be redeemed plus accrued and unpaid interest, if any, to the date of redemption (the "Provisional Redemption Date") if (i) the closing price of the Common Stock shall have exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30-Trading Day period ending on the Trading Day prior to the date of mailing of the notice of redemption pursuant to
Section 3.2 (the "Notice Date"). Upon any such Provisional Redemption, the Company shall make an additional payment in cash (the "Make-Whole Payment") with respect to the Notes called for redemption to holders on the Notice Date in an amount equal to $200 per $1,000 Note, less the amount of any interest actually paid on such Note prior to the Notice Date. The Company shall make the Make-Whole Payment on all Notes called for Provisional Redemption, including any Notes converted into Common Stock pursuant to the terms hereof after the Notice Date and prior to the Provisional Redemption Date. For purposes of this Article, any Note and Article Eight, the "Conversion Price" shall equal U.S.$1,000 divided by the Conversion Rate (rounded to the nearest cent).

              (b) Optional Redemption by the Company. At any time on or after April 15, 2002, and prior to maturity, the Notes may be redeemed at the option of the Company (an "Optional Redemption"), in whole or in part, upon notice as set forth in Section 1104 of the Indenture, at the following Redemption Prices (expressed as a percentage of principal amount) for the 12-month periods beginning on April 15 of the following years:

                                   REDEMPTION
     YEAR                             PRICE
   -------------------------------------------
     2002                            102.86%
     2003                            102.14%
     2004                            101.43%
     2005                            100.71%


and 100% of the principal amount on April 15, 2006, in each case together with accrued interest to the Redemption Date.

              SECTION 6.2. APPLICABILITY OF ARTICLE. Redemption of the Notes at the election of the Company or otherwise, as permitted or required by any provision of the Notes or this First

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Supplemental Indenture, shall be made in accordance with such provision, Article
Eleven of the Indenture and this Article Six.

              SECTION 6.3. CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION. In connection with any redemption of the Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment bankers or other purchasers (the "Purchasers") to purchase such Notes by paying to the Trustee in trust for the Holders, on or before the Redemption Date, an amount not less than the applicable Redemption Price, together with interest accrued and unpaid to the Redemption Date, of such Notes. Notwithstanding anything to the contrary contained in this Article Six or Article Eleven of the Indenture, the obligation of the Company to pay the Redemption Price, together with interest accrued and unpaid to the Redemption Date, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such Purchasers. If such an agreement is entered into (a copy of which shall be filed with the Trustee prior to the close of business on the Business Day immediately prior to the Redemption Date), any Notes called for redemption that are not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, and consistent with any agreement or agreements with such Purchasers, to be acquired by such Purchasers from such Holders and (notwithstanding anything to the contrary contained in this Article Six or Article Eleven of the Indenture) surrendered by such Purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it by the Purchasers to the Holders in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such Purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such Purchasers, including the costs and expenses, including reasonable legal fees, incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                                  ARTICLE SEVEN

                             SUBORDINATION OF NOTES

              Pursuant to Section 301(23) of the Indenture, and in addition to the other provisions contained in Article Fifteen of the Indenture (which shall be applicable to the Notes in all respects), so long as any of the Notes are Outstanding, the following provisions shall be applicable to the Notes:

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              SECTION 7.1. NO PAYMENT IN CERTAIN CIRCUMSTANCES, PAYMENT OVER OF
PROCEEDS UPON DISSOLUTION, ETC. No payment shall be made with respect to the principal of, or premium, if any, or interest on the Notes (including, but not limited to, the Redemption Price with respect to the Notes to be called for redemption in accordance with Article Eleven of the Indenture and Article Six hereof or the Repurchase Price with respect to Notes submitted for repurchase in accordance with Article Eight), except payments and distributions made by the Trustee as permitted by Section 1511 of the Indenture, if:

              (i) a default in the payment of principal, premium, if any, or interest (including a default under any repurchase or redemption obligation) or other amounts with respect to any Senior Debt occurs and is continuing (or, in the case of Senior Debt for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument, agreement or lease evidencing such Senior Debt) unless and until such default shall have been cured or waived or shall have ceased to exist; or

              (ii) a default, other than a payment default, on any Designated Senior Debt occurs and is continuing that then permits holders of such Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a holder of such Designated Senior Debt or the Company.

   If the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice, and (B) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

       The Company may and shall resume payments on and distributions in respect of the Notes upon the earlier of:

       (1) the date upon which the default described in (i) or (ii) above is cured or waived or ceases to exist, or

       (2) in the case of a default referred to in clause (ii) above, 179 days pass after notice is received if the maturity of such Designated Senior Debt has not been accelerated, unless this Article Seven otherwise prohibits the payment or distribution at the time of such payment or distribution.

              SECTION 7.2. PRIOR PAYMENT OF SENIOR DEBT UPON ACCELERATION OF SECURITIES. In the event of the acceleration of the Notes because of an Event of Default, no payment or distribution shall be made to the Trustee or any holder of Notes in respect of the principal of, premium, if any, or interest on the Notes (including, but not limited to, the Redemption Price with respect to the Notes called for redemption in accordance with Article 11



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of the Indenture or Article Six hereof or the Repurchase Price with respect to the Securities submitted for repurchase in accordance with Article Eight hereof), except payments and distributions made by the Trustee as permitted by
Section 7.3, until all Senior Debt has been paid in full in cash or other payment satisfactory to the holders of Senior Debt or such acceleration is rescinded in accordance with the terms of this Indenture.

              SECTION 7.3. PAYMENT PERMITTED IF NO DEFAULT. Nothing contained in this Article, Article Fifteen of the Indenture or elsewhere in this First Supplemental Indenture, the Indenture or in any of the Notes shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution or liquidation or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding referred to in Section 1502 of the Indenture or as provided in Section 7.1 or Section 7.2 hereof, from making payments at any time of principal of (and premium, if any) or interest on the Notes, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Notes or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article or Article Fifteen of the Indenture.

              SECTION 7.4. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder of a Note by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and Article Fifteen of the Indenture and appoints the Trustee its attorney-in-fact for any and all such purposes.

              SECTION 7.5. RELIANCE BY HOLDERS OF SENIOR DEBT ON SUBORDINATION PROVISIONS. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders of Senior Debt unless such holders shall have agreed in writing thereto.

              SECTION 7.6. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR DEBT; PRESERVATION OF TRUSTEE'S RIGHTS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 606 of the Indenture.



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              SECTION 7.7. ARTICLE APPLICABLE TO PAYING AGENTS. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 7.6 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

              SECTION 7.8. DETERMINATION OF CERTAIN CONVERSIONS AND REPURCHASES AS PAYMENTS. For the purposes of this Article and Article Fifteen of the Indenture only, (a) the issuance and delivery of junior securities upon (i) conversion of Notes in accordance with Article Sixteen of the Indenture or (ii) the repurchase of Notes in accordance with Article Eight, shall not be deemed to constitute a payment or distribution on account of the principal of, or premium or interest on, Notes or on account of the purchase or other acquisition of the Notes, and (b) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 1604 of the Indenture), property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of such Note. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company and securities into which the Notes are convertible pursuant to Article Sixteen of the Indenture or the terms of the Notes and (b) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article or Article Fifteen of the Indenture. Nothing contained in this Article, Article Fifteen of the Indenture or elsewhere in the First Supplemental Indenture, the Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Notes, the right, which is absolute and unconditional, of the Holder of any Note to convert such Note in accordance with Article Sixteen of the Indenture or to exchange such Note for Common Stock in accordance with Article Eight hereof if the Company elects to satisfy the obligations under Article Eight by the delivery of Common Stock.

              SECTION 7.9. DEFINITION. For purposes of this Article Seven, the term "Designated Senior Debt" means the Company's obligations under that certain Credit Agreement dated as of February 17, 1999, as now in effect and as the same may be amended from time to time, by and among the Company as Borrower, the Lenders who are or may become a party thereto, First Union Capital Markets Corp., as Arranger, and First Union National Bank, as Administrative Agent for the Lenders (such capitalized terms being understood to have the meanings ascribed thereto in the Credit Agreement), and any particular Senior Debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such indebtedness shall be "Designated Senior Debt" for purposes of the Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt), in each case, including any



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amendments, replacements, supplements or other modifications thereto, or any refinancings or extensions thereof, in whole or in part.

                                  ARTICLE EIGHT

                 REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER
                            UPON A CHANGE IN CONTROL

              Pursuant to Section 301(7) of the Indenture and in substitution of the terms of Article Twelve of the Indenture, so long as any of the Notes are Outstanding, the following provisions shall be applicable to the Notes:

              SECTION 8.1. RIGHT TO REQUIRE REPURCHASE. In the event that a Change in Control (as hereinafter defined) shall occur, then each Holder shall have the right, at the Holder's option, but subject to the provisions of Section 8.2., to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Notes not theretofore called for redemption, or any portion of the principal amount thereof that is equal to U.S. $5,000 or any integral multiple of U.S. $1,000 in excess thereof (provided that no single Note may be repurchased in part unless the portion of the principal amount of such Note to be Outstanding after such repurchase is equal to U.S. $1,000 or integral multiples of U.S. $1,000 in excess thereof), on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined in Section 8.3) at a purchase price equal to 100% of the principal amount of the Notes to be repurchased plus interest accrued to the Repurchase Date (the "Repurchase Price"); provided, however, that installments of interest on Notes whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 307 of the Indenture. Such right to require the repurchase of the Notes shall not continue after a discharge or defeasance of the Company from its obligations with respect to the Notes in accordance with the provision of Article Thirteen of the Indenture applicable to the Notes pursuant to Article Four hereof, unless a Change in Control shall have occurred prior to such discharge or defeasance. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth Section 8.2, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price. Whenever in this First Supplemental Indenture, Exhibit A hereto or the Indenture (including Article One hereof and Sections 201, 501(1) and 508 of the Indenture) there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Note to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Indenture when such express mention is not made; provided, however, that for the purposes of Article Seven such reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.



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              SECTION 8.2. CONDITIONS TO THE COMPANY'S ELECTION TO PAY THE
REPURCHASE PRICE IN COMMON STOCK. The Company may elect to pay the Repurchase Price by delivery of shares of Common Stock pursuant to Section 8.1 if:

       (1) The shares of Common Stock deliverable in payment of the Repurchase Price shall have a fair market value as of the Repurchase Date of not less than the Repurchase Price. For purposes of Section 8.1 and this Section 8.2, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share of the Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date;

       (2) The shares of Common Stock to be issued upon repurchase of Notes hereunder (i) shall not require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase or, if such registration is required, such registration shall be completed and shall become effective prior to the Repurchase Date, and (ii) shall not require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon repurchase or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the Repurchase Date;

       (3) The shares of Common Stock to be issued upon repurchase of Notes hereunder are, or shall have been, approved for listing on the Nasdaq National Market or the New York Stock Exchange or listed on another national securities exchange, in any case, prior to the Repurchase Date; and

       (4) All shares of Common Stock which may be issued upon repurchase of Notes will be issued out of the Company's authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive or similar rights.

       If all of the conditions set forth in this Section 8.2 are not satisfied in accordance with the terms thereof, the Repurchase Price shall be paid by the Company only in cash.

              SECTION 8.3. NOTICES; METHOD OF EXERCISING REPURCHASE RIGHT, ETC.

              (1) Unless the Company shall have theretofore called for redemption all of the Outstanding Notes, on or before the 30th day after the occurrence of a Change in Control, the Company or, at the request and expense of the Company on or before the 30th day after such occurrence, the Trustee, shall give to all Holders of Notes, in the manner provided in Section 106 of the Indenture, notice (the "Company Notice") of the occurrence of the Change of Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also



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deliver a copy of such notice of a repurchase right to the Trustee. Each notice of a repurchase right shall state:

              (i)    the Repurchase Date,

              (ii)   the date by which the repurchase right must be exercised,

              (iii) the Repurchase Price, and whether the Repurchase Price shall be paid by the Company in cash or by delivery of shares of Common Stock,

              (iv) a description of the procedure which a Holder must follow to exercise a repurchase right, and the place or places where such Notes, are to be surrendered for payment of the Repurchase Price and accrued interest, if any,

              (v) that on the Repurchase Date the Repurchase Price, and accrued and unpaid interest, if any, will become due and payable upon each such Note designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date,

              (vi) the Conversion Rate then in effect, the date on which the right to convert the principal amount of the Notes to be repurchased will terminate and the place or places where such Notes may be surrendered for conversion, and

              (vii) the place or places that the Note certificate with the Election of Holder to Require Repurchase as specified in Exhibit A hereto shall be delivered.

       No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

       If any of the foregoing provisions or other provisions of this Article Eight are inconsistent with applicable law, such law shall govern.

       (2) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the 30th day after the date of the Company Notice (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased (and, if any Note is to repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the Repurchase Price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued, and (ii) the Notes with respect to which the repurchase right is being exercised. Such written notice shall be irrevocable, except that the right of the Holder to convert the Notes with respect to which the repurchase right is being exercised shall continue until the close of business on the Business Day immediately preceding the Repurchase Date.

       (3) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee the Repurchase Price in cash or shares of Common Stock, as provided above, for payment to the Holder on the Repurchase Date or, if shares of Common Stock are to be paid, as promptly after the Repurchase Date as practicable, together with accrued and unpaid interest to the Repurchase Date payable with respect to the Notes as to which the repurchase right has been exercised; provided, however, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such Notes, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date.

       (4) If any Note (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Note (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of 5% per annum, and each Note shall remain convertible into Common Stock until the principal of such Note (or portion thereof, as the case may be) shall have been paid or duly provided for.

       (5) Any Note which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

       (6) Any issuance of shares of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Note declared prior to the Repurchase Date.

       (7) No fractions of shares shall be issued upon repurchase of Notes. If more than one Note shall be repurchased from the same Holder and the Repurchase Price shall be payable in shares of Common Stock, the number of full shares which shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Notes so repurchased. Instead of any fractional share of Common Stock which would otherwise be issuable on the repurchase of any Note or Notes, the Company will deliver to the applicable Holder its check for the current market value of such fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section, the current market price of a share of Common Stock is the Closing Price Per Share of the Common Stock on the Trading Day immediately preceding the Repurchase Date.

       (8) Any issuance and delivery of certificates for shares of Common Stock on repurchase of Notes shall be made without charge to the Holder of Notes being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the Notes represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the Holder of the Notes being repurchased, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

       (9) All Notes delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 309 of the Indenture.

              SECTION 8.4. CERTAIN DEFINITIONS. For purposes of this Article Eight,

       (1) the term "beneficial owner" shall be determined in accordance with Rule 13d-3, as in effect on the date of the original execution of this Indenture, promulgated by the Commission pursuant to the Exchange Act;

       (2) a "Change in Control" shall be deemed to have occurred at the time, after the original issuance of the Notes, of:

              (i) the acquisition by any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (or persons holding a similar function), other than any such acquisition by the Company, any subsidiary of the Company or any employee benefit plan of the Company; or

              (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Company to another Person (other than (a) any such transaction (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company and (y) pursuant to which the holders of the Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors (or persons holding a similar function) of the continuing or surviving corporation immediately after such transaction and (b) any merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock of the surviving entity);

provided, however, that a Change in Control shall not be deemed to have occurred if the Closing Sales Price Per Share of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control (in the case of a Change in Control under clause (i) above) or the period of 10 consecutive Trading Days ending immediately before the Change in Control (in the case of a Change in Control under clause (ii) above) shall equal or exceed 105% of the Conversion Price of the Notes in effect on each such Trading Day; and

       (3) the term "Closing Price Per Share" means, with respect to the Common Stock, for any day, (i) the last reported sale price regular way on the Nasdaq National Market or, (ii) if the Common Stock is not listed on the Nasdaq National Market, the last reported sale price regular way per share or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (iii) if the Common Stock is not quoted on the Nasdaq National Market or listed or admitted to trading on any national securities exchange, the average of the closing bid prices in the over-the-counter market as furnished by any Nasdaq National Market member firm selected from time to time by the Company for that purpose.

              SECTION 8.5. CONSOLIDATION, MERGER, ETC. In the case of any consolidation, conveyance, sale, transfer or lease of all or substantially all of the assets of the Company to which Section 1612 of the Indenture applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive shares of stock and other securities or property or assets (including cash) which includes shares of Common Stock of the Company or common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such shares of stock and other securities, property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or combination or which acquires the properties or assets (including cash) of the Company, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of Holders to cause the Company to repurchase the Notes following a Change in Control, including without limitation the applicable provisions of this Article Eight and the definitions of the Common Stock and Change in Control, as appropriate, and such other related definitions set forth herein and in the Indenture as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply in the event of a subsequent Change of Control to the common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

                                  ARTICLE NINE

                                  MISCELLANEOUS

              SECTION 9.1. APPLICATION OF FIRST SUPPLEMENTAL INDENTURE. Each and every term and condition contained in the First Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Notes created hereby and not to any future series of Notes established under the Indenture.

              SECTION 9.2. BENEFITS OF FIRST SUPPLEMENTAL INDENTURE. Nothing contained in this First Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Notes, the Company and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Indenture or this First Supplemental Indenture, except for Holders of Senior Debt as provided in Article Seven hereof.

              SECTION 9.3. DEFINED TERMS. All capitalized terms which are used herein and not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as Indenture.

              SECTION 9.4. EFFECTIVE DATE. This First Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

              SECTION 9.5. GOVERNING LAW. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

              SECTION 9.6. COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

              SECTION 9.7. SATISFACTION AND DISCHARGE. This Supplemental Indenture shall cease to be of further force and effect upon compliance with such provisions of Article Thirteen of the Indenture as may be applicable to the Notes pursuant to Article Four hereof with respect to the Notes created hereby.

              IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

                                       MINDSPRING ENTERPRISES, INC.



Dated:  _______________                By:
                                          --------------------------
                                       Name:
                                       Title:



                                       By:
                                          --------------------------
                                       Name:
                                       Title:

Attest:


                                       UNITED STATES TRUST COMPANY OF NEW YORK
--------------------------                as Trustee
Name:
Title:


Dated:  __________________             By:
                                          --------------------------
                                       Name:
                                       Title:



Attest:


--------------------------
Name:
Title:

                                 ACKNOWLEDGMENT

STATE OF
                                                    ) ss:
COUNTY OF

              On the ___ day of _____________, 1999, before me personally came ____________________________________________, to me known, who, being by me duly sworn, did depose and say that he is the _________________________________ of
MINDSPRING ENTERPRISES, INC., one of the parties described in and which executed the foregoing instrument, and that [s]he signed [her][his] name thereto by authority of the Board of Directors.

[Notarial Seal]


------------------------------
Notary Public
Commission Expires

                                 ACKNOWLEDGMENT

STATE OF
                                                    ) ss:
COUNTY OF

              On the ___ day of _____________, 1999, before me personally came ____________________________________________, to me known, who, being by me duly sworn, did depose and say that he is the _________________________________ of
MINDSPRING ENTERPRISES, INC., one of the parties described in and which executed the foregoing instrument, and that [s]he signed [her][his] name thereto by authority of the Board of Directors.

[Notarial Seal]


------------------------------
Notary Public
Commission Expires

                                 ACKNOWLEDGMENT

STATE OF
                                                    ) ss:
COUNTY OF

              On the ___ day of _____________, 1999, before me personally came ____________________________________________, to me known, who, being by me duly sworn, did depose and say that he is the _________________________________ of
UNITED STATES TRUST COMPANY OF NEW YORK, one of the parties described in and which executed the foregoing instrument, and that [s]he signed [her][his] name thereto by authority of the Board of Directors.

[Notarial Seal]


------------------------------
Notary Public
Commission Expires

                    EXHIBIT A TO FIRST SUPPLEMENTAL INDENTURE

                                  FORM OF NOTE

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

       THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

       UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

       UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

                          MINDSPRING ENTERPRISES, INC.

                        5% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2006

No. ________________                                      U.S.$_________________

CUSIP NO. 602683 AA2

       MINDSPRING ENTERPRISES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________, the principal sum of ________ United States Dollars (U.S.$______ ) (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Notes under this Series of Notes, shall not exceed U.S.$179,975,000 in the aggregate at any time) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture) on April 15, 2006 and to pay interest thereon, from April 14, 1999, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on April 15 and October 15 in each year (each, an "Interest Payment Date"), commencing October 15, 1999, at the rate of 5% per annum, until the principal hereof is due, and at the rate of 5% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more
Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Notes not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Notes may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Note at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, by United States Dollar check drawn on, or transfer to, a United States Dollar account. Payments of interest on this Note may be made by United States Dollar check, drawn on a United States Dollar Account, mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by transfer to a United States Dollar account; provided however, that transfers to United States Dollar accounts will be made only to Holders of an aggregate principal amount of Notes in excess of $2,000,000.

       Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

       Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

       Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

       IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered under its corporate seal.

                                        MINDSPRING ENTERPRISES, INC.

[Corporate Seal]

                                        By:
                                           ---------------------------
                                             Name:
                                             Title:

Attest:

                                        By:
-----------------------------              ---------------------------
Name:                                        Name:
Title:                                       Title:








                    (Trustee's Certificate of Authentication)

       This is one of the 5% Convertible Subordinated Notes due 2006 referred to in the within-mentioned Indenture.

                                        UNITED STATES TRUST COMPANY OF NEW
                                        YORK, as Trustee

                                           By:
                                              ---------------------------
                                                Authorized Signatory

                                [FORM OF REVERSE]

       This Note is one of a duly authorized issue of securities of the Company designated as its "5% Convertible Subordinated Notes due 2006" (herein called the "Notes"), limited in aggregate principal amount to U.S. $179,975,000, issued and to be issued under an Indenture, dated as of April 14, 1999 (herein called the "Base Indenture"), between the Company and United States Trust Company Of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Base Indenture), and a First Supplemental Indenture, dated as of April 14, 1999 between the Company and the Trustee (the "First Supplemental Indenture"; the Base Indenture, as supplemented by the First Supplemental Indenture, the "Indenture") to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder will issue the new Notes in the requested denominations.

       No sinking fund is provided for the Notes.

       The Notes are subject to Provisional Redemption by the Company, in whole or in part, at any time prior to April 15, 2002, upon notice as set forth in
Section 1104 of the Indenture, at a redemption price equal to $1,000 per Note to be redeemed plus accrued and unpaid interest, if any, to the Provisional Redemption Date if (i) the closing price of the Common Stock shall have exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30-Trading Day period ending on the Trading Day prior to the Notice Date. Upon any such Provisional Redemption, the Company shall make a Make-Whole Payment with respect to the Notes called for redemption to holders on the Notice Date in an amount equal to $200 per $1,000 Note, less the amount of any interest actually paid on such Note prior to the Notice Date. The Company shall make the Make-Whole Payment on all Notes called for Provisional Redemption, including any Notes converted into Common Stock pursuant to the terms of the Indenture after the Notice Date and prior to the Provisional Redemption Date.

       The Notes are also subject to redemption at the option of the Company at any time on or after April 15, 2002, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders prior to the Redemption Date at the following Redemption Prices (expressed as percentages of the principal amount) for the twelve-month period beginning on April 15 of the following years:

            YEAR                             REDEMPTION PRICE
            ----                             ----------------

            2002                                 102.86%
            2003                                 102.14%
            2004                                 101.43%
            2005                                 100.71%
and on April 15, 2006 at a Redemption Price equal to 100% of the principal amount, together, in each case, with accrued and unpaid interest to the Redemption Date; provided, however, that interest installments on Notes whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

       In the event of a redemption of the Notes, the Company will not be required (a) to register the transfer or exchange of Notes for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Notes called for such redemption or (b) to register the transfer or exchange of any Note, or portion thereof, called for redemption.

       In any case where the due date for the payment of the principal of, premium, if any, or interest on any Note or the last day on which a Holder of a Note has a right to convert his Note shall be, at any Place of Payment or Place of Conversion as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, premium, if any, interest or delivery for conversion of such Note need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period after such date.

       Subject to and upon compliance with the provisions of the Indenture, the Holder of this Note is entitled, at his option, at any time following the original issue date of the Notes and on or before the close of business on the Business Day immediately preceding April 15, 2006, or in case this Note or a portion hereof is called for redemption or the Holder hereof has exercised his right to require the Company to repurchase this Note or such portion hereof, then in respect of this Note until but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on Business Day immediately preceding the Redemption Date or the Repurchase Date, as the case may be, to convert this Note (or any portion of the principal amount hereof that is an integral multiple of U.S.$1,000, provided that the unconverted portion of such principal amount is U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof) into fully paid and nonassessable shares of Common Stock of the Company at an initial Conversion Rate of 8.00 shares of Common Stock for each $1,000 principal amount of Notes (or at the current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture, including pursuant to Section 1605(2) of the Indenture) by surrender of this Note, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except if this Note or portion thereof has been called for redemption on a Redemption Date or is repurchasable on a Repurchase Date and the conversion rights of this Note, or such portion thereof, would terminate during the period between such Regular Record Date and the close of business on such Interest Payment Date), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note then being converted, and also the conversion notice hereon duly executed, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent (as defined below) as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate (each a "Conversion Agent"), provided, however, that if this Note or portion hereof has been called for redemption on a Redemption Date or is repurchasable on a Repurchase Date and the conversion rights of this Note, or such portion thereof, would terminate during the period between such Regular Record Date and the close of business on such Interest Payment Date, then the Holder of this Note on such Regular Record Date will be entitled to receive the interest accruing hereon from the Interest Payment Date next preceding the date of such conversion to such succeeding Interest Payment Date and the Holder of this Note who converts this Note or a portion hereof during such period shall not be required to pay such interest upon surrender of this Note for conversion. Subject to the provisions of the preceding sentence and, in the case of a conversion after the close of business on the Regular Record Date next preceding any Interest Payment Date and on or before the close of business on such Interest Payment Date, to the right of the Holder of this Note (or any Predecessor Security of record as of such Regular Record Date) to receive the related installment of interest to the extent and under the circumstances provided in the Indenture, no cash payment or adjustment is to be made on conversion for interest accrued hereon from the Interest Payment Date next preceding the day of conversion, or for dividends on the Common Stock issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of shares of Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Note is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Note. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of the Common Stock) or the conveyance, transfer, sale or lease of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Notes, so that this Note, if then Outstanding, will be convertible thereafter, during the period this Note shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Common Stock of the Company into which this Note could have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease (assuming such holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person, failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-electing Shares and further assuming, if such consolidation, merger, conveyance, transfer, sale or lease occurs prior to the original issue date of the Notes, that the Note was convertible at the time of such occurrence at the Conversion Rate specified above as adjusted from the issue date of such Note to such time as provided in the Indenture). No adjustment in the Conversion Rate will be made until such adjustment would require an increase or decrease of at least one percent of such price, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

       If a Change in Control occurs, the Holder of this Note, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Note (or any portion of the principal amount hereof that is at least $5,000 or an integral multiple of $1,000 in excess thereof, provided that the portion of the principal amount of this Note to be Outstanding after such repurchase is at least equal to U.S.$1,000) for cash at a Repurchase Price equal to 100% of the principal amount thereof plus interest accrued to the Repurchase Date. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the conditions provided in the Indenture, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price. For purposes of this paragraph, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date. Whenever in this Note there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Note to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Note shall not be construed as excluding the Repurchase Price so payable in those provisions of this Note when such express mention is not made; provided, however, that, for the purposes of the second succeeding paragraph, such reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.

       [The following paragraph shall appear in each Global Security:

       In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, redemption, repurchase or conversion of this
Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of The Depository Trust Company applicable to, and as in effect at the time of, such transaction.]

       [The following paragraph shall appear in each Note that is not a Global
Security:

       In the event of redemption, repurchase or conversion of this Note in part only, a new Note or Notes for the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof.]

       The indebtedness evidenced by this Note is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt of the Company, and this Note is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

       If an Event of Default shall occur and be continuing, the principal of all the Notes, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable, together with accrued interest to the date of declaration, and (ii) of interest on any overdue principal and, to the extent permitted by applicable law, overdue interest, all of the Company's obligations in respect of the payment of the principal of and interest on the Notes shall terminate.

       The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with either (a) the written consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Notes at which a quorum is present, by the Holders of at least 66-2/3% in aggregate principal amount of the Outstanding Notes represented and entitled to vote at such meeting. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

       As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Notes a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof, premiums if any, or interest hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert this Note as provided in the Indenture.

       No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Indenture.

       As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

       Prior to due presentation of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name Note is registered, as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

       No recourse for the payment of the principal (and premium, if any) or interest on this Note and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

       THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

       All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

       The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

       TEN COM           -    as tenants in common
       TEN ENT           -    as tenants by the entireties (Cust)
       JT TEN            -    as joint tenants with right of survivorship and
                              not as tenants in common
       UNIF GIFT MIN ACT -    _________________ Custodian _____________
                                                             (Minor)

                              under Uniform Gifts to Minors Act_______________
                                                                 (State)

       Additional abbreviations may also be used though not in the above list.

                    ELECTION OF HOLDER TO REQUIRE REPURCHASE

       (1) Pursuant to Article Eight of the First Supplemental Indenture, the undersigned hereby elects to have this Note repurchased by the Company.

       (2) The undersigned hereby directs the Trustee or the Company to pay to the undersigned an amount in cash or, at the Company's election, Common Stock valued as set forth in the Indenture, equal to 100% of the principal amount to be repurchased (as set forth below), plus interest accrued to the Repurchase Date, as provided in the Indenture.

                                        Dated:
                                              ------------------------------
                                        ------------------------------------
                                        ------------------------------------


                                        Signature(s)

                                        Signature(s) must be guaranteed by an
                                        Eligible Guarantor Institution with
                                        membership in an approved signature
                                        guarantee program pursuant to Rule
                                        17Ad-15 under the Securities Exchange
                                        Act of 1934.

                                        ------------------------------------
                                        Signature Guaranteed

Principal amount to be repurchased (at least U.S. $5,000 or an integral multiple $1,000 in excess thereof): _______________________________

Remaining principal amount following such repurchase
(not less than U.S. $1,000):  _________________________________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                CONVERSION NOTICE

       The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion of the principal amount hereof (which is U.S.$1,000 or an integral multiple of U.S.$1,000 in excess thereof, PROVIDED that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Notes are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Note.



Dated:______________________________
                                             --------------------------------

                                             --------------------------------
                                             Signature(s)

If shares or Notes are to be registered in the name of a Person other than the Holder, please print such Person's name and address:


-------------------------------
            Name


-------------------------------
           Address


-------------------------------
Social Security or other Identification
Number, if any


-------------------------------
Signature Guaranteed

If only a portion of the Notes is to be converted, please indicate:

1.     Principal amount to be converted:

                          U.S. $
                                 -----------

2. Principal amount and denomination of Notes representing unconverted principal amount to be issued:

                          Amount U.S. $
                                       -----------

       (U.S.$1,000 or any integral multiple of U.S.$1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof)

                               FORM OF ASSIGNMENT

       For value received ________________ hereby sell(s), assign(s) and transfer(s) unto ________________ (Please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints ____________________ as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.



Dated:


---------------------------                  ------------------------------

---------------------------                  ------------------------------

                                Signature(s)

                                Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.